EXHIBIT 5

                         KENNEDY, BARIS & LUNDY, L.L.P.
                                ATTORNEYS AT LAW
                                   SUITE P-15
                              4701 SANGAMORE ROAD
    TEXAS OFFICE              BETHESDA, MD 20816       WASHINGTON DC OFFICE:
     SUITE 2550                 (301) 229-3400               SUITE 320
112 EAST PECAN STREET         FAX: (301) 229-2443    1225 NINETEENTH STREET, NW
SAN ANTONIO, TX 78205                                   WASHINGTON, DC 20036
   (210) 228-9500                                         (202) 835-0313
 FAX: (210) 228-0781                                    FAX: (202) 835-0319


                               September 24, 2003

Board of Directors
Virginia Commerce Bancorp, Inc.
5350 Lee Highway
Arlington, Virginia 22207

Gentlemen:

         As special legal counsel to Virginia Commerce Bancorp, Inc. (the "Company"), we have participated in the preparation of the Company's Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the issuance of up to 150,000 shares (the "Shares") of the Company's Common Stock pursuant to the exercise of options to be issued under the Virginia Commerce Bancorp, Inc. Employee Stock Purchase Plan (the "Plan").

         As counsel to the Company, we have examined such corporate records, certificates and other documents of the Company, and made such examinations of law and other inquiries of such officers of the Company, as we have deemed necessary or appropriate for purposes of this opinion. Based upon such examinations we are of the opinion that the Shares, when issued in accordance with the provisions of the Plan and the options granted pursuant thereto, will be duly authorized, validly issued, fully paid and non-assessable shares of the Common Stock of the Company.

         We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement on Form S-8 filed by the Company and to the reference to our firm contained.

                                             Sincerely,



                                             /s/ Kennedy, Baris & Lundy, L.L.P.
                                             ----------------------------------
                                                 Kennedy, Baris & Lundy, L.L.P.


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